Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release

For immediate release Oct. 22, 2007	For more information contact: Investors: John Hobbs 1-800-858-5347 Media: Robin Keegan 1-800-467-3751

Plum Creek Timber Company, Inc. Reports Results for Third Quarter 2007

SEATTLE– Plum Creek Timber Company, Inc., (NYSE: PCL) today announced third quarter earnings of $59 million, or $0.34 per diluted share, on revenues of $407 million. Third quarter earnings included a $4 million non-cash expense, or $0.02 per diluted share, related to fire losses experienced in Montana during the quarter. Earnings for the third quarter of 2006 were $92 million, or $0.51 per diluted share, on revenues of $454 million.

Earnings for the first nine months of 2007 were $164 million, or $0.93 per diluted share, on revenues of $1.17 billion. Earnings for the first nine months of 2006 were $248 million, or $1.36 per diluted share, on revenues of $1.25 billion.

Results for the first nine months of 2007 include a $2 million after-tax gain on the sale of an industrial mineral asset while the results for the same period of 2006 include a $2 million after-tax cumulative benefit from accounting changes. As a result, income from continuing operations were $162 million, or $0.92 per diluted share, for the first nine months of 2007 and $246 million, or $1.35 per diluted share, for the same period of 2006.

Cash provided by operating activities during the first nine months of the year totaled $304 million. The company ended the third quarter with $168 million in cash and cash equivalents.

“While the past quarter’s performance was below our initial expectations, much of the shortfall is the result of certain land sales moving from the third quarter to the fourth quarter. We continue to expect to report very good results for this segment in 2007,” said Rick Holley, president and CEO. “Timber markets remained stable over the past quarter in nearly every region while an unusually active fire season in western Montana curtailed our harvest there and damaged about three percent of our timberland in the state. The fire damage and lower harvest activity led to uncharacteristically low operating profit for our Northern Resources segment.”

Review of Operations

The Northern Resources segment reported an $8 million operating profit that includes the impact of the $4 million non-cash fire loss. During the quarter, approximately 41,000 acres

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Plum Creek Timber Company Reports Results

of company lands in Montana were damaged by wildfires. Segment operating profit for the same period of 2006 was $25 million. The company halted timber harvests in Montana for approximately five weeks due to extreme fire danger. As a result, segment sawlog harvests were approximately 150,000 tons below initial plans and 14 percent below the third-quarter 2006 levels. This harvest deferral reduced operating profit by an estimated $4 million. Average sawlog prices of $76 per ton were approximately 4 percent lower than the third quarter of 2006. As expected, pulpwood prices were approximately 5 percent lower than the same period of 2006 as pulpwood demand in the Northeast softened over the past year. The company reduced its pulpwood harvest in the Northeast, which was the primary reason for the 14 percent decline in the segment’s pulpwood harvest compared to the same period of 2006.

Operating profit in the Southern Resources segment was $39 million for the third quarter of 2007, up slightly from third quarter performance of 2006. Sawlog prices were approximately 8 percent lower than the same period of 2006. Regional market differences were evident with average sawlog prices down approximately 13 percent in dry, eastern portions of the South, while markets in western regions of the South were down an average of 4 percent over the past year. The company took advantage of some attractive spot-market pricing opportunities for sawlogs in certain markets resulting in a 6 percent increase in the sawlog harvest compared to the same period of 2006. Pulp and paper mill demand for pulpwood remained good in most Southern regions and prices moved to over $9 per ton, gaining approximately 17 percent over the prior year’s level. The Southern pulpwood harvest was approximately 4 percent lower than the same period last year.

The Real Estate segment reported revenue of $94 million and operating income of $61 million compared to revenue of $129 million and operating income of $72 million for the third quarter of 2006. Third quarter 2006 results were particularly strong as the result of a single $43 million development property sale. Interest in small rural properties and per acre prices remained resilient during the third quarter of 2007. During the third quarter the company sold approximately 45,000 acres of land. These sales included nearly 31,000 acres of small, non-strategic lands at an average price of $1,400 per acre and over 10,000 acres of recreation property sold at an average price of $3,675 per acre. The sale of nearly 900 acres of development properties captured more than $8,400 per acre. The company also sold approximately 2,650 acres of conservation lands for approximately $2,150 per acre.

The Manufacturing segment reported operating income of $2 million compared to $6 million for the third quarter of 2006. Earnings for the company’s Medium Density Fiberboard (MDF) and plywood businesses decreased somewhat due to higher raw material costs, particularly resins. Lumber demand remained weak and sales volume was 12 percent lower than the same period of 2006. Lumber prices remained low and were similar to the price levels experienced during the third quarter of 2006.

Timberland Acquisition and Share Repurchase

During the quarter the company acquired approximately 33,000 acres of Oregon timberlands for $80 million in a privately negotiated transaction. These well-managed timberlands complement the company’s ownership in the coastal Oregon markets.

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Plum Creek Timber Company Reports Results

The company also repurchased $91 million, or approximately 2.3 million shares, of common stock at an average price of $38.94 per share during the third quarter. For the first nine months of 2007, the company has repurchased approximately 5.1 million shares, representing a 2.9 percent reduction in outstanding shares, at an average price of $39.40. As of Sept. 30, 2007, the company had 172.3 million shares of common stock outstanding and $20 million remaining in its current share repurchase authorization.

Outlook

The company expects to report income between $1.33 and $1.38 per share for the full year, including the impact of the $0.02 per share non-cash fire loss.

Log prices are expected to remain stable across the South during the fourth quarter with any price movements driven by temporary changes in local supply and demand dynamics. Sawlog markets in eastern portions of the South remain challenging, the result of a combination of dry weather conditions and weak lumber markets. With prices at unattractive levels in certain local markets, the company plans to reduce its Southern sawlog harvest by approximately 200,000 tons from third-quarter levels.

“We manage Plum Creek with the goal of maximizing the long-term value of our assets,” continued Holley. “Although our decision to reduce harvests in certain markets impacts our near-term results, it allows us to protect and create long-term value. Those assets continue to grow and appreciate, enhancing the value of the company.”

The Northern Resources segment harvest is expected to increase from the fire-restricted, third-quarter levels. Sawlog prices in the Pacific Northwest have softened and, as a result, the company expects average sawlog prices in the Northern segment to decline from third-quarter averages. Pulpwood prices in the segment are expected to remain stable.

The company expects Real Estate segment revenues for the year to be on the low end of the $330 to $350 million range. Of this amount, the sale of development properties is expected to be between $35 million and $45 million.

The Manufacturing segment is expected to break even during the fourth quarter.

“As always, our top priority remains disciplined and effective capital allocation,” Holley concluded. “Our ultimate goal is increasing the per share value of our shareholders’ investment and we’ll continue to evaluate all of our operating and investment options to achieve that goal.”

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Oct. 22, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

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Plum Creek Timber Company Reports Results

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 7942594.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with 8.2 million acres of timberlands in major timber producing regions of the United States and 10 wood products manufacturing facilities in the Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Nine Months Ended
	September 30, 2007	September 30, 2006
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$589	$603
Real Estate	204	242
Manufacturing	363	388
Other	15	15

Total Revenues	1,171	1,248

Costs and Expenses:
Cost of Goods Sold:
Timber	391	361
Real Estate	72	96
Manufacturing	349	353
Other	2	2

Total Cost of Goods Sold	814	812

Selling, General and Administrative	88	78

Total Costs and Expenses	902	890

Other Operating Income (Expense), net	—	2

Operating Income	269	360
Interest Expense, net	109	98

Income before Income Taxes	160	262
Provision (Benefit) for Income Taxes	(2)	16

Income From Continuing Operations	162	246
Gain on Sale of Properties, net of tax	2	—

Income Before Cumulative Effect of Accounting Change	164	246
Cumulative Effect of Accounting Change, net of tax	—	2

Net Income	$164	$248

Per Share Amounts:

Income From Continuing Operations per Share
- Basic	$0.93	$1.35
- Diluted	$0.92	$1.35

Net Income per Share
- Basic	$0.94	$1.36
- Diluted	$0.93	$1.36

Weighted Average Number of Shares Outstanding
- Basic	175.3	181.7
- Diluted	175.7	182.1

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	September 30, 2007	September 30, 2006
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$190	$196
Real Estate	94	129
Manufacturing	119	124
Other	4	5

Total Revenues	407	454

Costs and Expenses:
Cost of Goods Sold:
Timber	133	127
Real Estate	32	55
Manufacturing	113	113
Other	1	1

Total Cost of Goods Sold	279	296

Selling, General and Administrative	29	24

Total Costs and Expenses	308	320

Other Operating Income (Expense), net	(1)	—

Operating Income	98	134
Interest Expense, net	38	33

Income before Income Taxes	60	101
Provision for Income Taxes	1	9

Net Income	$59	$92

Per Share Amounts:

Net Income per Share
- Basic	$0.34	$0.51
- Diluted	$0.34	$0.51

Weighted Average Number of Shares Outstanding
- Basic	173.2	178.5
- Diluted	173.6	178.9

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2007	December 31, 2006
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$168	$273
Restricted Advance from Customer	—	4
Accounts Receivable	49	40
Like-Kind Exchange Funds Held in Escrow	13	—
Inventories	73	83
Deferred Tax Asset	7	7
Real Estate Development Properties	5	3
Assets Held for Sale	70	82
Other Current Assets	22	21

	407	513

Timber and Timberlands - Net	3,918	3,876
Property, Plant and Equipment - Net	202	216
Investment in Grantor Trusts	26	28
Other Assets	30	28

Total Assets	$4,583	$4,661

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$47	$125
Accounts Payable	48	42
Interest Payable	40	30
Wages Payable	19	27
Taxes Payable	28	24
Deferred Revenue	19	17
Other Current Liabilities	17	16

	218	281

Long-Term Debt	1,919	1,617
Line of Credit	514	581
Deferred Tax Liability	18	25
Other Liabilities	74	68

Total Liabilities	2,743	2,572

Commitments and Contingencies

STOCKHOLDERS' EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 172.3 at September 30, 2007, and 177.1 at December 31, 2006	2	2
Additional Paid-In Capital	2,201	2,190
Retained Earnings	156	214
Treasury Stock, at cost, Common Shares - 14.6 at September 30, 2007, and 9.5 at December 31, 2006	(509)	(307)
Accumulated Other Comprehensive Income (Loss)	(10)	(10)

Total Stockholders' Equity	1,840	2,089

Total Liabilities and Stockholders' Equity	$4,583	$4,661

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30, 2007	September 30, 2006
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$164	$248
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $4 Loss Related to Forest Fires in 2007)	102	94
Basis of Real Estate Sold	45	66
Deferred Income Taxes	(7)	8
Gain on Sales of Properties and Other Assets	(2)	—
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(13)	(10)
Other Working Capital Changes	18	18
Expenditures for Real Estate Development	(13)	(5)
Other	10	1

Net Cash Provided By Operating Activities	304	420

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(59)	(60)
Timberlands Acquired	(96)	(22)
Proceeds from Sales of Properties and Other Assets	3	1
Other	2	(4)

Net Cash Used In Investing Activities	(150)	(85)

Cash Flows From Financing Activities:
Dividends	(222)	(219)
Borrowings on Line of Credit	2,179	2,167
Repayments on Line of Credit	(2,246)	(2,144)
Repayment of Short-Term Debt	—	(50)
Proceeds from Issuance of Long-Term Debt	350	216
Principal Payments and Retirement of Long-Term Debt	(125)	(29)
Proceeds from Stock Option Exercises	7	6
Acquisition of Treasury Stock	(202)	(262)

Net Cash Used In Financing Activities	(259)	(315)

Increase (Decrease) In Cash and Cash Equivalents	(105)	20
Cash and Cash Equivalents:
Beginning of Period	273	369

End of Period	$168	$389

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	September 30, 2007	September 30, 2006
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$59	$92
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $4 Loss Related to Forest Fires in 2007)	37	34
Basis of Real Estate Sold	22	43
Deferred Income Taxes	(2)	8
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	45	(30)
Other Working Capital Changes	32	24
Expenditures for Real Estate Development	(7)	(3)
Other	7	—

Net Cash Provided By Operating Activities	193	168

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(26)	(24)
Timberlands Acquired	(87)	(5)
Proceeds from Sales of Properties and Other Assets	1	—
Other	—	(1)

Net Cash Used In Investing Activities	(112)	(30)

Cash Flows From Financing Activities:
Dividends	(73)	(72)
Borrowings on Line of Credit	583	693
Repayments on Line of Credit	(414)	(691)
Principal Payments and Retirement of Long-Term Debt	(26)	—
Proceeds from Stock Option Exercises	1	3
Acquisition of Treasury Stock	(91)	(78)

Net Cash Used In Financing Activities	(20)	(145)

Increase (Decrease) In Cash and Cash Equivalents	61	(7)
Cash and Cash Equivalents:
Beginning of Period	107	396

End of Period	$168	$389